Exhibit 3.45

Colorado Secretary of State Date and Time: 07/15/2008 01:56 PM Id Number: 19981188405
Document processing fee If document is filed on paper If document is filed electronically	$125.00 $ 25.00	Document number: 20081377219
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.		ABOVE SPACE FOR OFFICE USE ONLY
Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	19981188405

1. Entity name:	FIS Asset Management Solutions, Inc. (If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable)	LPS Asset Management Solutions, Inc.

3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box: ☑

7. (Optional) Delayed effective date:	(mm/dd/yyyy)
Notice:
Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

AMD_PC	Page 1 of 2	Rev 11/15/2005

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Johnson Todd C (Last) (First) (Middle) (Suffix)

601 Riverside Avenue
(Street name and number or Post Office information)

Jacksonville FL 32204 (City) (State) (Postal/Zip Code)

United States (Province — if applicable) (Country — if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)
Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

Colorado Secretary of State Date and Time: 03/26/2007 11:39 AM Id Number: 19981188405
Document processing fee If document is filed on paper If document is filed electronically	$125.00 $ 25.00	Document number: 20071149780
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.		ABOVE SPACE FOR OFFICE USE ONLY
Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	19981188405

1. Entity name:	FIDELITY NATIONAL ASSET MANAGEMENT SOLUTIONS, INC. (If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable)	FIS Asset Management Solutions, Inc.

3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:	(mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box: ☑

7. (Optional) Delayed effective date:	(mm/dd/yyyy)
Notice:
Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

AMD_PC	Page 1 of 2	Rev. 11/15/2005

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Burgess Debra Hayes (Last) (First) (Middle) (Suffix)

601 Riverside Avenue (Street name and number or Post Office information)

Jacksonville FL 32204 (City) (State) (Postal/Zip Code)

United States (Province — if applicable) (Country — if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)
Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

Mail to: Secretary of State 002	For office use only

	Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251	FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE
MUST BE TYPED FILING FEE: $25.00 MUST SUBMIT TWO COPIES	Fax (303) 894-2242	20001225623 C $75.00 SECRETARY OF STATE 11-20-2000 11:48:18
DPC 1998 1188405

CHANGE OF NAME Please Include a typed self-addressed envelope	ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
FIRST: The name of the corporation is Castle Advisors Mountain States, Inc. NC 80
SECOND: The following amendment to the Articles of Incorporation was adopted on November 10, 2000                                         19                     , as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:
☐	No shares have been issued or Directors Elected — Action by Incorporators

☐	No shares have been issued but Directors Elected — Action by Directors

☐	Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

☑	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.
THIRD: If changing corporate name, the new name of the corporation is Fidelity National Asset Management Solutions, Inc.
FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None
If these amendments are to have a delayed effective date, please list that date:
(Not to exceed ninety (90) days from the date of filing)

Castle Advisors Mountain States, Inc.
Signature	/s/ Eileen W. Van Roeyen
Eileen W. Van Roeyen
	Title	Vice President and Assistant Secretary

Revised 7/95

FILED CUSTOMER COPY VICTORIA [illegible] COLORADO SECRETARY OF STATE

19981188405 C $65.00 SECRETARY OF STATE 10-21-1998 11:33:46
ARTICLES OF INCORPORATION
OF
CASTLE ADVISORS MOUNTAIN STATES, INC.
          I, the undersigned, an individual, do hereby act as incorporator in adopting the following Articles of Incorporation, for the purpose of incorporating and organizing a corporation under the Business Corporation Act of the State of Colorado, do hereby certify as follows:
     1. The name of the corporation (the “Corporation”) is Castle Advisors Mountain States, Inc.
     2.  The address of the Corporation’s principal business office is 245 South Robles Avenue, Suite 105, Pasadena, California 91101.
     3. The address of the Corporation’s registered office in the State of Colorado is 1675 Broadway, Denver, Colorado 80202. The name of the Corporation’s registered agent at such address is The Corporation Company. The undersigned hereby consents on behalf of The Corporation Company to appointment as the initial registered agent of the Corporation.

The Corporation Company / By: /s/ Randy A. Shelley

     4. The purpose of the Corporation is to engage in any lawful business purpose or purposes for which corporations may be organized under the Business Corporation Act of the State of Colorado.
     5. The aggregate number of shares which the Corporation has authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.
     6. The name and address of the incorporator is:
Henry A. Knobel
245 South Robles Avenue
Suite 105
[illegible], California 91101.
[illegible]

     7. To the full extent permitted by the Business Corporation Act of the State of Colorado or any other applicable laws presently or hereafter in effect, no director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article 7 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.
     8. Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise (including the heirs, executors, administrators or estate of such person) will be indemnified by the Corporation to the full extent permitted by the Business Corporation Act of the State of Colorado or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article 8 will not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.
     9. No shareholder of the Corporation shall have any pre-emptive rights.
     10. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of Colorado at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to this reservation.
     11. Cumulative voting shall not be permitted.
     12. The duration of the Corporation is perpetual.
          IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute these Articles of Incorporation this 19th day of October, [illegible].

/s/ Henry A. Knobel
Henry A. Knobel